Exhibit 5.1

[ALSTON & BIRD LLP LETTERHEAD]

January 9, 2006

Mohawk Industries, Inc.

P.O. Box 12069

160 S. Industrial Boulevard

Calhoun, Georgia 30701

Re:	Registration Statement on Form S-3 (No. 333- )

Ladies and Gentlemen:

We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the ”Company”), in connection with the filing of the above-referenced Registration Statement (the ”Registration Statement”) with the Securities and Exchange Commission (the ”Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (iii) the Company’s senior debt securities (the “Senior Debt Securities”); (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (v) the Company’s stock purchase contracts obligating holders to purchase a specified or varying number of shares of Common Stock and/or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”); and (vi) the Company’s stock purchase Units (the “Stock Purchase Units”), consisting of Stock Purchase Contracts and Warrants.

Each series of Debt Securities will be issued pursuant to a note in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (the “Note”) and to an indenture (as amended or supplemented from time to time, the “Indenture”) relating to Debt Securities between the Company and SunTrust Bank, as trustee (the “Trustee”). Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Stock Purchase Contract will be issued pursuant to a stock

Mohawk Industries, Inc.

January 9, 2006

purchase contract agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Stock Purchase Contract Agreement”). Each Stock Purchase Unit will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Unit Agreement”).

We have examined the Restated Certificate of Incorporation of the Company, the Restated Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, the Indenture and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the laws of the State of Georgia, the General Corporation Law of the State of Delaware and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the

Mohawk Industries, Inc.

January 9, 2006

duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts) and (b) the Stock Purchase Contracts with such terms are duly executed, attested,

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January 9, 2006

issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ R. David Patton
R. David Patton, A Partner